Exhibit 10.3

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This First Amendment ("First Amendment"), effective as of April 3, 2017 ("Effective Date"), is entered into by and between Yissum Research Development Company of the Hebrew University of Jerusalem, an Israeli corporation with its principal office at Hi-Tech Park, Edmond
J. Safra Campus, Givat-Ram, Jerusalem P.O. Box 39135, Jerusalem 91390 Israel ("YISSUM"), and Edesa Biotech Inc., an Ontario corporation with its principal office at 100 Spy Court, Markham, Ontario, L3R 5H6 ("EDESA"). YISSUM and EDESA may be referred to herein individually as a "Party" or collectively as the "Parties". Reference to a Party shall be deemed to include that Party's Affiliates.

RECITALS:

A.
The Parties executed a license agreement on June 29, 2016 (the "License Agreement") pursuant to which Yissum granted EDESA an exclusive, worldwide license to use the Licensed Technology for the Development and Commercialization of the Product in the Field in the Territory; and

B.
Pursuant to the License Agreement, the Licensed Technology did not include the Patents listed in Appendix B/3 annexed to the License Agreement (the "B/3 Patents") since at that time they were not fully assigned to YISSUM; but YISSUM had agreed to include them in the Licensed Technology upon full assignment of such patents to YISSUM.

C.
Pursuant to the License Agreement, EDESA agreed to pay fifty percent (50%) of all costs associated with the Patent Management of the B/3 Patents until YISSUM had received full assignment of such patents, at which point, EDESA would be responsible for one hundred percent (100%) of all costs associated with the Patent Management of the B/3 Patents.

D.
The Pa1iies wish to amend Appendix Band certain sections of the License Agreement with respect to the B/3 Patents, as well as other patents.

In consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1.
Interpretation and Definitions

1.1.
The preamble and appendices annexed to this First Amendment constitute an integral part hereof and shall be read jointly with its terms and conditions.

1.2.
In this Amendment, unless otherwise required or indicated by the context, the singular shall include the plural and vice-versa, the masculine gender shall include the female gender, and the use of the word "or" shall mean "and/or".

1.3.
The headings of the sections in this Amendment are for the sake of convenience only and shall not serve in the interpretation of the Agreement.

1.4.
In this Amendment, capitalized terms shall have the meanings set forth in the License Agreement, unless provided otherwise herein.

2.
The Parties acknowledge that the U.S. and Canadian patents that are part of the B/3 Patents have been fully assigned to YISSUM as of March 26, 2017 (the "Assignment Date") and shall be included in the Licensed Technology, and further acknowledge that by reason of such assignment, pursuant to section 11.3 of the License Agreement, EDESA is responsible for one hundred percent (100%) of all costs associated with the Patent Management of these patents as of the Assignment Date.

3.
The following US patent, which was always owned solely by Yissum but was licensed to Celsus, shall be added to Appendix B/1 of the License Agreement:

US Patent No. 8,383,787: Use of Lipid Conjugates In the Treatment of Disease (Yissum Ref: 2510-90).

4.
The Parties have agreed to update the version of Appendix B annexed to the License Agreement by replacing it in its entirety by the new Appendix B attached to this First Amendment.

5.
This First Amendment shall be read together with the License Agreement and shall represent the complete current understanding between the Parties hereto with respect to the subject matter hereof.

6.
Unless otherwise specifically stated in this First Amendment, all of the terms and conditions set forth in the Agreement remain in full force and effect. In any event of a conflict between and conditions contained in this First Amendment and the License Agreement, the terms contained in this First Amendment shall govern.

7.
This First Amendment may be executed in counterparts and executed signature pages may be sent by fax and e-mail via PDF, all of which taken together shall be deemed to constitute one and the same instrument.

[Signature on the next page]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives as of the Effective Date.

YISSUM		EDESA BIOTECH INC.

By:	/s/ Shoshi Keynan	By:	/s/ Pardeep Nijhawan

Name:	Shoshi Keynan, Ph.D.	Name:	Pardeep Nijhawan

Title:	VP Licensing, Pharmaceuticals	Title:	Director

By:

Name:

Title:

Prof. Yedgar Acknowledgment

/s/ Saul Yedgar

Appendix B

(Patents)

(1)
Licensed Composition of Matter Patents:

Patent/Application	Title	Yissum ref
us 8,865,878	Use of Lipid Conjugates In the Treatment of Disease	2510-51
CA 2,558,416	Use of Lipid Conjugates In the Treatment of Disease	2510-18
EP 1758595	Use of Lipid Conjugates In the Treatment of Disease	2510-19
us 8,383,787:	Use of Lipid Conjugates In the Treatment of Disease	2510-60
us 2014-0199241 us 14/115,869	Liposomes comprising polymer- Conjugated lipids and uses	4097-08
CA 2834918	Liposomes comprising polymer- Conjugated lipids and uses	4097-06
us 2015-0119567 us 14/525111	Lipid-polymer conjugates, their preparation and uses thereof	3860-09
CA 2761590	Lipid-polymer conjugates, their preparation and uses thereof	3860-08

(2)
Method of Use or Other patents.

Patent/Application	Title	Yissum ref.
us 7,772,196	Use of Lipid Conjugates In the Treatment of Disease	2510-14
us 8,901,103	Use of Lipid Conjugates In the Treatment of Disease	2510-44
AU 2011201154	Use of Lipid Conjugates In the Treatment of Disease	2507-AU

(3)
Patents still need to be assigned to Yissum and included in the Licensed Technology.

Patent/Application	Title	Yissum ref.
EP 2706988	Liposomes comprising polymer-Conjugated lipids and uses	4097-04
EP 2429532	Lipid-polymer conjugates, their preparation and uses thereof	3860-04